Exhibit 24


                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, NYNEX Corporation, a Delaware corporation (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement with respect to additional shares of the Company's Common Stock (par value $1.00 per share) to be offered under the Company's Non-Employee Director Pension Plan; and

     WHEREAS, each of the undersigned is an officer or both an officer and a director of the Company;

     NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Ivan G. Seidenberg, Frederic V. Salerno and Mel Meskin, and each of them severally as attorneys for the undersigned and in the undersigned's name, place and stead, and in each of his offices and capacities as an officer or as both an officer and director of the Company, to execute and file such registration statement with respect to the additional shares of the Company's Common Stock (par value $1.00 per share) to be offered under the Company's Non-Employee Director Pension Plan, and thereafter to execute and file any amended registration statement or statements (including any post-effective amendments thereto) and any supplements thereto, with all exhibits thereto and other documents in connection therewith, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary and/or desirable to be done in and about the premises as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 16th day of July, 1996.



/s/ Ivan Seidenberg        /s/ FV Salerno                /s/ M. Meskin
Ivan G. Seidenberg         Frederic V. Salerno           Mel Meskin
Chairman of the Board      Vice Chairman - Finance       Vice President and
and Chief Executive        and Business Development      Comptroller
Officer


State of New York   )
                    )ss.:
County of New York  )


     On the 16th day of July, 1996 personally appeared before me, Ivan G. Seidenberg, Frederic V. Salerno and Mel Meskin, to me known and known to me to be the persons described in and who executed the foregoing instrument, and they severally duly acknowledged to me that they and each of them executed and delivered the same for the purposes therein expressed.

     Witness my hand and official seal this 16th day of July, 1996.



                                        /s/ Darlene D. Kleiner
                                        Darlene D. Kleiner
                                        Notary Public, State of New York
                                        No. 31-6015480
                                        Qualified in New York County
                                        Commission Expires 6/30/98

                                                  Exhibit 24


                        POWER OF ATTORNEY


     KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, NYNEX Corporation, a Delaware corporation (hereinafter referred to as the "Company"), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a registration statement with respect to shares of the Company's Common Stock (par value $1.00 per share) to be offered under the Company's Non-Employee Director Pension Plan; and

     WHEREAS, each of the undersigned is a director of the Company;

     NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Ivan G. Seidenberg, Frederic V. Salerno and Mel Meskin, and each of them severally, as attorneys for the undersigned and in each of the undersigned's name, place and stead as a director of the Company, to execute and file such registration statement with respect to the shares of the Company's Common Stock (par value $1.00 per share) to be offered under the Company's Non-Employee Director Pension Plan, and thereafter to execute and file any amended registration statement or statements (including any post-effective amendments thereto) and any supplements thereto, with all exhibits thereto and other documents in connection therewith, hereby giving and granting to said attorneys full power and authority to do and perform all and every act and thing whatsoever requisite and necessary and/or desirable to be done in and about the premises as fully, to all intents and purposes, as each of the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney this 18th day of July, 1996.


/s/ John Brademas      /s/ Helene L. Kaplan             -
John Brademas          Helene L. Kaplan           Hugh B. Price
Director               Director                   Director


/s/ RL Carrion         /s/ Elizabeth T. Kennan    /s/ Walter V. Shipley
Richard L. Carrion     Elizabeth T. Kennan        Walter V. Shipley
Director               Director                   Director


/s/ JR de Vink                 -                  /s/ John R. Stafford
Lodewijk J.R. de Vink  Edward E. Phillips         John R. Stafford
Director               Director                   Director


/s/ Stanley P Goldstein
Stanley P. Goldstein
Director













State of New York   )
                    )ss.:
County of New York  )

     On the 18th day of July, 1996, personally appeared before me each of the Directors, all, to me known and known to me to be the persons described in and who executed the foregoing instrument, and each such person duly acknowledged to me that he or she executed and delivered the same for the purposes therein expressed.


     Witness my hand and official seal this 18th day of July, 1996




                                   /s/ Robert W. Erb
                                   Robert Erb
                                   Notary Public, State of New York
                                   No. 31-4808105
                                   Qualified in New York County
                                   Commission Expires January 31, 1997